UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Affordable Residential Communities LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-1479327
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

7887 East Belleview Avenue, Suite 200
Englewood, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates	333-129254
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

7½% Senior Exchangeable Notes due 2025

(Title of Class)

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered

A description of the 7½% Senior Exchangeable Notes due 2025 to be registered hereunder is contained in the section entitled “Description of the Notes” and “Description of ARC Capital Stock and Partnership Units” in the Registrant’s Registration Statement on Form S-11/S-3, as amended (File No. 333-129254), originally filed on October 26, 2005 under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2.    Exhibits

Exhibit No.

3.1

Articles of Amendment and Restatement of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

3.2

Amended and Restated Bylaws of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

3.3

Articles Supplementary of Affordable Residential Communities Inc. Designating a Series of Preferred Stock (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

3.4	Corporate Charter Certificate of Notice (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 of Affordable Residential Communities Inc. (File No. 333-125854))
4.1

Certificate of Common Stock of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

4.2

Certificate of 8.25% Series A Cumulative Redeemable Preferred Stock of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

4.3

Second Amended and Restated Supplemental Stockholders Agreement, dated as of February 18, 2004, by and among Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P., Thomas H. Lee Charitable Investments Limited Partnership, Thomas H. Lee Limited Partnership, Capital ARC Holdings, LLC, Nassau Capital Funds L.P., Nassau Capital Partners II, L.P., NAS Partners I, L.L.C. and the individuals listed on the signatures thereto (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

4.4

Third Amended and Restated Registration Rights Agreement, dated as of February 18, 2004, by and among Affordable Residential Communities Inc. and the parties listed on the exhibits thereto (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

4.5

First Amended and Restated Pairing Agreement, dated as of February 12, 2004, by and between Affordable Residential Communities Inc. and Affordable Residential Communities LP (incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987)

4.6	Form of Warrant, dated August 9, 2000 (incorporated by reference to Exhibit 4.3 to the

Registration Statement on Form S-3 of Affordable Residential Communities Inc. (File No. 333-124073))
4.7

Indenture dated as of August 9, 2005, between Affordable Residential Communities LP and U.S. Bank National Association, including therein the forms of the notes (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed August 9, 2005 of Affordable Residential Communities Inc. (File No. 001-31987))

4.8

Registration Rights Agreement, dated August 9, 2005, among Affordable Residential Communities LP, Affordable Residential Communities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K filed August 9, 2005 of Affordable Residential Communities Inc. (File No. 001-31987))

4.9

Common Stock Delivery Agreement, dated August 9, 2005, by and between Affordable Residential Communities LP and Affordable Residential Communities Inc. (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K of Affordable Residential Communities Inc. filed August 9, 2005 (File NO. 001-31987))

4.10

Letter Agreement, dated May 20, 2005, by and between Affordable Residential Communities Inc. and Gerald J. Ford (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Affordable Residential Communities Inc. filed on Ma7 23, 2005 (File No. 001-31987))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 3, 2006

AFFORDABLE RESIDENTIAL COMMUNITIES LP

By:	AFFORDABLE RESIDENTIAL COMMUNITIES INC., its sole general partner

By:	/s/ Scott L. Gesell
Name: Scott L. Gesell
Title: Executive Vice President and General Counsel of Affordable Residential Communities Inc.

EXHIBIT INDEX

Exhibit No.

3.1

Articles of Amendment and Restatement of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

3.2

Amended and Restated Bylaws of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

3.3

Articles Supplementary of Affordable Residential Communities Inc. Designating a Series of Preferred Stock (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

3.4	Corporate Charter Certificate of Notice (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 of Affordable Residential Communities Inc. (File No. 333-125854))
4.1

Certificate of Common Stock of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

4.2

Certificate of 8.25% Series A Cumulative Redeemable Preferred Stock of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

4.3

Second Amended and Restated Supplemental Stockholders Agreement, dated as of February 18, 2004, by and among Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P., Thomas H. Lee Charitable Investments Limited Partnership, Thomas H. Lee Limited Partnership, Capital ARC Holdings, LLC, Nassau Capital Funds L.P., Nassau Capital Partners II, L.P., NAS Partners I, L.L.C. and the individuals listed on the signatures thereto (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

4.4

Third Amended and Restated Registration Rights Agreement, dated as of February 18, 2004, by and among Affordable Residential Communities Inc. and the parties listed on the exhibits thereto (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987))

4.5

First Amended and Restated Pairing Agreement, dated as of February 12, 2004, by and between Affordable Residential Communities Inc. and Affordable Residential Communities LP (incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2003 of Affordable Residential Communities Inc. (File No. 001-31987)

4.6	Form of Warrant, dated August 9, 2000 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 of Affordable Residential Communities Inc. (File No. 333-124073))
4.7

Indenture dated as of August 9, 2005, between Affordable Residential Communities LP and U.S. Bank National Association, including therein the forms of the notes (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed August 9, 2005 of Affordable Residential Communities Inc. (File No. 001-31987))

4.8

Registration Rights Agreement, dated August 9, 2005, among Affordable Residential Communities LP, Affordable Residential Communities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K filed August 9, 2005 of Affordable Residential Communities Inc. (File No. 001-31987))

4.9

Common Stock Delivery Agreement, dated August 9, 2005, by and between Affordable Residential Communities LP and Affordable Residential Communities Inc. (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K of Affordable Residential Communities Inc. filed August 9, 2005 (File NO. 001-31987))

4.10

Letter Agreement, dated May 20, 2005, by and between Affordable Residential Communities Inc. and Gerald J. Ford (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Affordable Residential Communities Inc. filed on Ma7 23, 2005 (File No. 001-31987))